PROSPECTUS SUPPLEMENT                        This Prospectus Supplement,
FOR THE PERIOD ENDING                        filed pursuant to Rule 424(b)(3),
APRIL 30, 1998 TO                            relates to Registration Statement
PROSPECTUS DATED                             No. 33-55010-01 and the
DECEMBER 14, 1992                            Prospectus dated December 14, 1992




                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 1998


                           DISCOVER CARD TRUST 1992 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                  0-21186                        Not Applicable
--------                  -------                        --------------
(State of                 (Commission                    (IRS Employer
organization)             File Number)                   Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                          19720
------------------------------------------------------
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 13
                         Index to Exhibits is on page 4


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Item 5. Other Events

On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of April 1998, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the Due Period ending April
                      30, 1998.

                                   SIGNATURES

           Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1992 B
                                  (Registrant)

                           By:   DISCOVER RECEIVABLES FINANCING
                                 GROUP, INC.
                                 as originator of the Trust


                           By:            Richard W. York
                                 ---------------------------------
                                 Richard W. York
                                 Vice President


Date: May 15, 1998

                                  EXHIBIT INDEX

Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the Due Period ending April
                      30, 1998.